Exhibit 10.2
          FIRST AMENDMENT and CONSENT to the Credit Agreement (as defined below) and Second Amendment to the US Pledge and Security Agreement (as defined below), dated as of March 25, 2011 (this “First Amendment”).
W I T N E S S E T H:
          WHEREAS, Liz Claiborne, Inc., Mexx Europe B.V., Juicy Couture Europe Limited and Liz Claiborne Canada Inc. (collectively, the “Borrowers”) have entered into the Second Amended and Restated Credit Agreement, dated as of May 6, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation (New England), SunTrust Bank and General Electric Capital Corporation, as Documentation Agents;
          WHEREAS, Liz Claiborne, Inc. has entered into the US Pledge and Security Agreement, dated as of January 12, 2009 (as amended (including pursuant to the Reaffirmation Agreement and First Amendment dated as of May 6, 2010), restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Liz Claiborne, Inc., the other grantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent;
          WHEREAS, the Borrowers have requested certain amendments and consents to the Credit Agreement and certain amendments to the Security Agreement as set forth herein; and
          WHEREAS, the Lenders have consented to the requested amendments and consents as set forth herein;
          NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.
     2. Amendments to Section 1.01 (Defined Terms). (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order (and as used herein, the following terms have the meanings specified below):
     “2011 Notes” means the senior secured notes of the Company due 2019 issued on the First Amendment Effective Date.
     “2011 Notes Documentation” means the indenture under which the 2011 Notes and any Additional Notes are issued and all other instruments, agreements and other documents evidencing or governing the 2011 Notes or any Additional Notes or providing for any other right in respect thereof.

     “Additional 2011 Notes Debt” means that portion of the 2011 Notes, in an aggregate principal amount not to exceed $35,000,000, that does not constitute Euro Notes Refinancing Debt.
     “Additional Notes” means any “Additional Notes” issued under (and as defined in) the indenture governing the 2011 Notes after the First Amendment Effective Date.
     “Additional Pari Passu Note Obligations” has the meaning set forth in the Notes Intercreditor Agreement.
     “Additional Pari Passu Note Obligations Documentation” means any instruments, agreements or other documents evidencing or governing any Additional Pari Passu Note Obligations or providing for any other right in respect thereof.
     “Consent Solicitation” means one or more consent solicitations of holders of Existing Euro Notes to permit any Euro Notes Refinancing Debt.
     “First Amendment” means the First Amendment and Consent to this Agreement and Second Amendment to the US Pledge and Security Agreement, dated as of March 25, 2011.
     “License” means any “License”, as defined in the US Security Agreement.
     “Kohl PrimeRevenue Program” means the accounts receivable purchase arrangements evidenced by (i) the accounts receivable purchase agreement between the Company and Bank of America, N.A., dated as of December 20, 2010, and (ii) the related supplier agreement between the Company and PrimeRevenue, Inc., dated as of December 20, 2010, in each case in respect of account payable obligations of Kohl’s Department Stores, Inc. and its Affiliates.
     “Notes Documentation” means the 2011 Notes Documentation, the Additional Pari Passu Note Obligations Documentation and any other instruments, agreements or other documents evidencing or governing any other Trademark Secured Debt or providing for any other right in respect thereof.
     “Notes Intercreditor Agreement” means the Intercreditor Agreement, to be executed and delivered by the US Collateral Agent, the trustee in respect of the 2011 Notes, in its capacity as trustee under the 2011 Notes Documentation and collateral agent for the holders of the 2011 Notes, any Additional Notes and the holders of Additional Pari Passu Note Obligations and other Trademark Secured Debt, as applicable, and as acknowledged and agreed to by the Loan Parties, substantially in the form of Exhibit A to the First Amendment.
     “Notes Priority Collateral” means the Trademarks of the US Loan Parties and the Mexx Trademark (and, in each case, any License granting a right to use such Trademark).
     “Tender Offer” means one or more cash tender offers for the Existing Euro Notes with proceeds of the 2011 Notes, any Additional Notes or any Additional Pari Passu Note Obligations.
          (b) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof, (ii) inserting the word “and” at the end of clause (vii) thereof and inserting the following new clause (viii) immediately following clause (vii) thereof:

     “(viii) any expenses or charges incurred in connection with (a) the offering of the 2011 Notes or any Additional Notes or any Additional Pari Passu Note Obligations that, in each case, constitute Euro Notes Refinancing Debt, (b) any Tender Offer, (c) any Consent Solicitation, and (d) any legal expenses or charges incurred in connection with the First Amendment in an aggregate amount with respect to clauses (a) through (d) above not to exceed $20,000,000 during the term of this Agreement”
     3. Amendment to Section 2.11 (Prepayment of Loans). Section 2.11(f) of the Credit Agreement is hereby amended by inserting the words “(in each case, other than (so long as no Default or Event of Default shall have occurred and be continuing or would result from the issuance thereof) any Trademark Secured Debt that constitutes Euro Notes Refinancing Debt)” immediately following the words “Section 6.02(p)”.
     4. Amendment to Section 3.16 (Security Interest in Collateral). Section 3.16 of the Credit Agreement is hereby amended by (i) deleting the “(a)” set forth therein and (ii) inserting the words “or (solely in the case of any Notes Priority Collateral) the terms of the Notes Intercreditor Agreement” at the end of the first sentence thereof.
     5. Amendment to Section 6.01 (Indebtedness). (a) Section 6.01 of the Credit Agreement is hereby amended by deleting clause (l) thereof in its entirety and substituting in lieu thereof the following new clause (l):
     “(l) (x) Indebtedness in respect of the Existing Euro Notes and (y) any Indebtedness (including, without limitation, subject to the terms hereof, any 2011 Notes, any Additional Notes and any Additional Pari Passu Note Obligations) which represents an extension, refinancing, replacement or renewal thereof from time to time (whether in whole or in part) and including one or more successive extensions, refinancing, replacements or renewals thereof from time to time (whether in whole or in part) (including any Guarantees thereof to the extent permitted pursuant to the following proviso) (the “Euro Notes Refinancing Debt”); provided that, (i) the principal amount (or accreted value, if applicable) of the Euro Notes Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Existing Euro Notes so extended, refinanced, replaced or renewed (plus any unpaid, accrued interest, fees or premiums in connection with the Existing Euro Notes and any reasonable costs associated with such extension, refinancing, replacement or renewal (including, for the avoidance of doubt, tender premiums and any Consent Solicitation payments)), (ii) such Euro Notes Refinancing Debt shall be either (A) unsecured or (B) secured by Liens on assets that do not constitute Collateral (other than Trademarks (and any License granting a right to use any such Trademark) (to the extent permitted pursuant to Section 6.02(p)) and/or Permitted Second Priority Liens (to the extent permitted pursuant to Section 6.02(s))) and are otherwise permitted pursuant to Section 6.02, and (iii) such Euro Notes Refinancing Debt does not have a shorter average weighted maturity than the Existing Euro Notes;”
     (b) Section 6.01 of the Credit Agreement is hereby further amended by (i) deleting the “and” at the end of clause (u) thereof, (ii) inserting “; and” at the end of clause (v) thereof and (iii) inserting the following new clause (w) immediately following clause (v) thereof:
     “(w) Indebtedness constituting Additional 2011 Notes Debt.”
     6. Amendments to Section 6.02 (Liens).

          (a) Section 6.02(p) is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following new sentence:
          “Liens on Trademarks of the US Loan Parties and Liens on the Mexx Trademark (and, in each case, Liens on any License granting a right to use such Trademark), in each case securing Indebtedness of the Company or any other US Loan Party permitted pursuant to Section 6.01 (the “Trademark Secured Debt”) in an aggregate amount of not less than $150,000,000; provided that (x) the Net Proceeds received by the Company and its Subsidiaries in connection with such Indebtedness (other than (so long as no Default or Event of Default shall have occurred and be continuing or would result from the issuance thereof) any Trademark Secured Debt that constitutes Euro Notes Refinancing Debt) shall be used to prepay the Loans in accordance with Section 2.11(f), (y) such Liens may be first priority Liens so long as such Trademarks and/or the Mexx Trademark, as applicable, and any such License, shall be subject to a second priority perfected security interest in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) and such Liens shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent and (z) the Administrative Agent and the applicable Collateral Agents shall have been granted a non-exclusive royalty free license with respect to such Trademarks and/or the Mexx Trademark, as applicable, to the extent any such Trademarks and/or the Mexx Trademark, as applicable, are used in connection with any Collateral;”
          (b) Section 6.02(s) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following new sentence:
     “Liens on the Collateral (the “Permitted Second Priority Liens”) securing the Trademark Secured Debt; provided that (w) the Net Proceeds received by the Company and its Subsidiaries in connection with such Indebtedness (other than (so long as no Default or Event of Default shall have occurred and be continuing or would result from the issuance thereof) any Trademark Secured Debt that constitutes Euro Notes Refinancing Debt) shall be used to prepay the Loans in accordance with Section 2.11(f), (x) such Trademark Secured Debt shall not have a final maturity date that is earlier than the Maturity Date, (y) such Liens (other than the Liens upon Trademarks and Liens on any License granting a right to use such Trademarks referred to in clause (p) above) shall be junior to the liens granted pursuant to the Loan Documents to the applicable Collateral Agent, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, and shall be subject to an intercreditor agreement reasonably satisfactory to the Required Lenders and (z) the applicable Collateral Agent(s) shall have been granted a second priority perfected Lien, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, in any collateral securing the Trademark Secured Debt that does not otherwise constitute Collateral.”
     7. Amendments to Section 6.05 (Asset Sales).
          (a) Section 6.05(c) of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and substituting in lieu thereof the following new clause (c):
     “(c) sales, transfers and dispositions of accounts receivable (i) in connection with the compromise, settlement or collection thereof or (ii) pursuant to the Kohl PrimeRevenue Program and other similar arrangements reasonably acceptable to the Administrative Agent.”
          (b) Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (p) thereof, (ii) inserting the word “and” at the end of clause (q) thereof and (iii) inserting the following new clause (r) immediately following clause (q) thereof:

     “(r) sales, transfers, licenses and other dispositions of assets that constitute Notes Priority Collateral as permitted by and in accordance with any Notes Documentation governing Indebtedness intended or purported to be secured by a first priority lien on such Notes Priority Collateral, so long as the applicable purchaser has acknowledged and consented to the non-exclusive, royalty-free license granted to the US Collateral Agent with respect to any Trademarks and/or the Mexx Trademark, as applicable, constituting Notes Priority Collateral to the extent any such Trademarks and/or the Mexx Trademark, as applicable, are used in connection with any Collateral;”
     8. Amendment to Section 6.09 (Restricted Payments; Certain Payments of Indebtedness). Section 6.09 of the Credit Agreement is hereby amended by deleting subclause (b)(I) thereof in its entirety and substituting in lieu thereof the following new subclause (b)(I):
     “(I) prepayments or repurchases of the Existing Euro Notes, any Euro Notes Refinancing Debt and/or the Existing Convertible Notes with the Net Proceeds of (i) any capital contributions made to the Company, (ii) any issuance of common stock of the Company, (iii) any incurrence of Subordinated Indebtedness of the Company or any Subsidiary, (iv) any asset sale permitted pursuant to Section 6.05(g), (v) any asset sale permitted by Section 6.05(r), and (vi) any incurrence of Indebtedness described in Section 6.02(p) (including without limitation pursuant to any Tender Offer to be consummated with the Net Proceeds of such Indebtedness); provided that (x) both immediately before and immediately after giving pro forma effect thereto, (1) no Default or Event of Default shall have occurred and be continuing and (2) except in the case of any prepayment or repurchase of Existing Euro Notes with the Net Proceeds of any Indebtedness incurred pursuant to any Notes Documentation that constitutes Euro Notes Refinancing Debt, Aggregate Availability shall not have been less than the greater of (A) $109,375,000 and (B) an amount equal to 31.25% of the Commitments then in effect at any time during the three-month period immediately preceding such prepayment or repurchase, and (y) any Net Proceeds received by the Company and its Subsidiaries (other than in respect of asset sales described in clause (v) above) in connection with (1) such Subordinated Indebtedness, issuance of common stock or capital contribution are first applied to prepay the Loans in full in accordance with Section 2.11(a), (2) asset sales described in clause (iv) above are first applied to prepay the Loans in full in accordance with Section 2.11(c) and (3) such Indebtedness described in clause (vi) above (other than Trademark Secured Debt that constitutes Euro Notes Refinancing Debt) are first applied to prepay the Loans in full in accordance with Section 2.11(f);”
     9. Amendment to Section 6.11 (Restrictive Agreements). Section 6.11 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (v) thereof, (ii) inserting the word “and” at the end of clause (vi) thereof and inserting the following new clause (vii) immediately following clause (vi) thereof:
     “(vii) the foregoing shall not apply to the restrictions and conditions imposed by the Notes Documentation (or any extension, amendment, modification, refinancing, replacement or renewal thereof that does not expand the scope of any such restriction or condition) so long as such provisions do not prohibit, restrict or impose any condition upon (x) the ability of any Loan Party to create, incur or permit to exist Liens upon its property or assets in favor of any Agent, for the benefit of the applicable Lenders and Issuing Banks under the Loan Documents, (y) the ability of any Subsidiary to (A) make dividends or distributions to the Company or any Guarantor or to otherwise transfer property to or invest in the Company or any Guarantor or (B) Guarantee the Obligations or Secured Obligations hereunder.”

     10. Amendment to Article VII (Events of Default). Article VII of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (o) thereof, (ii) inserting the word “or” at the end of clause (p) thereof and (iii) inserting the following new clause (q) immediately following clause (p) thereof:
     “(q) (i) the Notes Intercreditor Agreement shall cease to be in full force and effect (other than in accordance with its terms) or (ii) the Liens on the Collateral (other than the Notes Priority Collateral intended or purporting to secure any Trademark Secured Debt on a first priority basis) securing any obligations under the Notes Documentation shall cease, for any reason, to be validly subordinated to the Liens on the Collateral (other than such Notes Priority Collateral) securing the Secured Obligations, or any Loan Party or any Affiliate of any Loan Party shall assert any of the foregoing;”
     11. Amendment to Section 8 (The Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and the Collateral Agents). Section 8 of the Credit Agreement is hereby amended by deleting clause (u) thereof in its entirety and substituting in lieu thereof the following new clause (u):
     “Each of the Lenders hereby acknowledges that is has received and reviewed the Intercreditor Agreement and the Notes Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby (i) acknowledges that JPMorgan Chase Bank, N.A. is acting under the Intercreditor Agreement and the Notes Intercreditor Agreement (as applicable) in multiple capacities including, without limitation, as the Administrative Agent, the US Collateral Agent, the Initial ABL Agent (as defined in the Notes Intercreditor Agreement) and/or the Credit Agreement Representative (as defined in the Intercreditor Agreement), as applicable, and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against JPMorgan Chase Bank, N.A. or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs JPMorgan Chase Bank, N.A. to enter into the Intercreditor Agreement on behalf of such Lender and authorizes and directs JPMorgan Chase Bank, N.A. to enter into the Notes Intercreditor Agreement on behalf of such Lender. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby agrees that JPMorgan Chase Bank, N.A., in its various capacities thereunder, may take such action on its behalf as is contemplated by the terms of the Intercreditor Agreement and/or the Notes Intercreditor Agreement, as applicable. Each Lender hereby agrees that, notwithstanding anything herein to the contrary, (x) the Lien and security interest granted to the US Collateral Agent on the US Collateral pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the US Collateral Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement and (y) the Liens and security interests granted to the US Collateral Agent pursuant to this Agreement or any other Loan Document, and the exercise of any right or remedy by the US Collateral Agent hereunder or under any other Loan Document, are subject to the provisions of the Notes Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document (other than the Notes Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. In the event of any conflict between the terms of the Notes Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Notes Intercreditor Agreement shall govern and control with respect to any right or remedy.

     In the event that the Borrower or any Subsidiary incurs any additional Trademark Secured Debt, any Collateral Agent and/or other Agent may (and is hereby authorized and directed to) enter into one or more intercreditor agreements, in form and substance substantially similar to the Notes Intercreditor Agreement or otherwise reasonably acceptable to such Collateral Agent or other Agent (as applicable), governing any of the relative lien priorities in respect of the Collateral, including in the form of an amendment to the Notes Intercreditor Agreement, and the terms of the immediate preceding paragraph shall apply mutatis mutandis with respect to any such Collateral Agent and any such intercreditor agreement.”
     12. Amendment to Article IX (Miscellaneous). Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.31 at the end thereof:
     “Section 9.31 Notes Intercreditor Agreement. (a) The Administrative Agent and the US Collateral Agent are each authorized and directed to enter into the Notes Intercreditor Agreement on behalf of the Lenders and each of the Lenders hereby approves and agrees to be bound by the terms of the Notes Intercreditor Agreement.
     (b) Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Agents pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by any of the Agents hereunder or under any other Loan Document are subject to the provisions of the Notes Intercreditor Agreement. In the event of any conflict between the terms of the Notes Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Notes Intercreditor Agreement shall govern and control with respect to any right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Agents (and the Lenders) shall be subject to the terms of the Notes Intercreditor Agreement, and until the Discharge of Note Obligations (as defined in the Notes Intercreditor Agreement), (i) no Loan Party shall be required hereunder or under any other Loan Document to take any action with respect to the Notes Priority Collateral intended or purporting to secure Trademark Secured Debt on a first priority basis that is inconsistent with such Loan Party’s obligations under the applicable Notes Documentation and (ii) any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery or control of any of the Notes Priority Collateral, the novation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, with respect to the Notes Priority Collateral, shall be deemed to be satisfied if the Loan Party complies with the requirements of the similar provision of the applicable Notes Documentation. Until the Discharge of Note Obligations, the Agents may not require any Loan Party to take any action with respect to the creation, perfection or priority of its security interest in any of the Notes Priority Collateral intended or purporting to secure any Trademark Secured Debt on a first priority basis, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurances provisions hereof or any other Loan Document, unless the applicable agent under the applicable Notes Documentation shall have required such Loan Party to take similar action, and delivery of any such Notes Priority Collateral to the applicable agent pursuant to the applicable Notes Documentation and the Notes Intercreditor Agreement or other applicable intercreditor agreement shall satisfy any delivery requirement hereunder or under any other Loan Document.
     (c) In the event that the Borrower or any Subsidiary incurs any additional Trademark Secured Debt, any Collateral Agent and/or other Agent may (and is hereby authorized and directed to) enter into one or more intercreditor agreements in form and substance substantially similar to the Notes Intercreditor Agreement or otherwise reasonably acceptable to such

Collateral Agent or other Agent (as applicable), governing any of the relative lien priorities in respect of the Collateral, including in the form of an amendment to the Notes Intercreditor Agreement, and the terms of the immediate preceding paragraph shall apply mutatis mutandis with respect to any such Collateral Agent or other Agent (as applicable), any such Collateral and any such intercreditor agreement.”
     13. Consent. The Required Lenders hereby consent to the terms of the intercreditor agreement attached hereto as Exhibit A and authorize the Administrative Agent and/or the US Collateral Agent to execute an intercreditor agreement (the “Notes Intercreditor Agreement”), substantially on the terms thereof, and to exercise such powers as are delegated to such Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto.
     14. Amendment to Section 5.6 of the Security Agreement (Proceeds to be Turned Over To US Collateral Agent). Section 5.6 of the Security Agreement is hereby amended by inserting the words “and the Notes Intercreditor Agreement” immediately following the words “Intercreditor Agreement” at the end of the last sentence thereof.
     15. Amendment to Section 7.3 of the Security Agreement (Application of Proceeds; Deficiency). Section 7.3 of the Security Agreement is hereby amended by inserting the words “and the Notes Intercreditor Agreement” immediately following the words “Intercreditor Agreement” in each place they appear therein.
     16. Amendments to the Security Agreement.
          (a) The Security Agreement is hereby amended by inserting the following new language at the top of the first page thereof:
     “Notwithstanding anything herein to the contrary, the liens and security interests granted to the US Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the US Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of the First Amendment Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Initial ABL Agent, US Bank National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Notes Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Notes Intercreditor Agreement and the terms of this Agreement, the terms of the Notes Intercreditor Agreement shall govern and control.”
          (b) The Security Agreement is hereby amended by inserting the following new Article XI at the end thereof:
“ARTICLE XI
THE INTERCREDITOR AGREEMENT AND
THE NOTES INTERCREDITOR AGREEMENT
     Notwithstanding anything herein to the contrary, the liens and security interests granted to the US Collateral Agent for the ratable benefit of the Secured Parties pursuant to this US Security Agreement or any other Loan Document and the exercise of any right or remedy by the US Collateral Agent or any Secured Party hereunder is subject to the provisions of the Intercreditor Agreement and the Notes Intercreditor Agreement (which such Notes Intercreditor shall be binding on the US Collateral Agent and the Secured Parties and their respective successors and assigns). In the event of any conflict between the terms of the Intercreditor Agreement and this US Security Agreement, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. In the event of any conflict between the terms of the Notes Intercreditor Agreement and this US Security Agreement or the Intercreditor Agreement, the terms of the Notes Intercreditor Agreement shall govern and control with respect to any right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the US Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement and the Notes Intercreditor Agreement, and until the Discharge of Note Obligations (as defined in the Notes Intercreditor Agreement), (i) no Grantor shall be required hereunder to take any action with respect to Notes Priority Collateral (as defined in the Notes Intercreditor Agreement) intended or purporting to secure any Trademark Secured Debt on a first priority basis that is inconsistent with such Grantor’s obligations under the applicable Note Documents (as defined in the Notes Intercreditor Agreement) governing any such Trademark Secured Debt and (ii) any obligation of any Grantor hereunder with respect to the delivery or control of any Notes Priority Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, with respect to Notes Priority Collateral intended or purporting to secure any Trademark Secured Debt on a first priority basis, shall be deemed to be satisfied if the Grantor complies with the requirements of the similar provision of the applicable Note Document. Until the Discharge of Notes Obligations (as defined in the Notes Intercreditor Agreement), the US Collateral Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in any Notes Priority Collateral intended or purporting to secure any Trademark Secured Debt on a first priority basis, whether pursuant to the express terms hereof or pursuant to the further assurances provisions hereof, unless the Notes Agent (as defined in the Notes Intercreditor Agreement) shall have required such Grantor to take similar action pursuant to the terms of the Notes Intercreditor Agreement or other applicable intercreditor agreement, and delivery of any such Notes Priority Collateral to the Notes Agent pursuant to the applicable Notes Documents and the Notes Intercreditor Agreement or other applicable intercreditor agreement shall satisfy any delivery requirement hereunder.
     In the event that the Borrower or any Subsidiary incurs any additional Trademark Secured Debt, any Collateral Agent and/or other Agent may enter into one or more intercreditor agreements in form and substance substantially similar to the Notes Intercreditor Agreement or otherwise reasonably acceptable to such Collateral Agent or other Agent (as applicable), governing any of the relative lien priorities in respect of the Collateral, including in the form of an amendment to the Notes Intercreditor Agreement, and the terms of the immediate preceding paragraph shall apply mutatis mutandis with respect to any such Collateral Agent or other Agent (as applicable), any such Collateral and any such intercreditor agreement.”
     17. Acknowledgment. The Required Lenders hereby acknowledge and agree that sales, transfers or other dispositions of accounts receivable to Bank of America, N.A. pursuant to the Kohl PrimeRevenue Program consummated on or prior to the First Amendment Effective Date shall be deemed to be dispositions made pursuant to Section 6.05(c)(ii) of the Credit Agreement (after giving effect to this Amendment).
     18. Representations and Warranties. The Borrowers hereby represent that as of the First Amendment Effective Date each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects as if made on and as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date), and no Default or Event of Default has occurred and is continuing after giving effect to the amendments and consents contemplated herein.

     19. Effectiveness of First Amendment. This First Amendment shall become effective on and as of the date (such date the “First Amendment Effective Date”) of satisfaction of the following conditions:
          (a) execution and delivery of this First Amendment by the Borrowers, the Administrative Agent, the US Collateral Agent, the European Administrative Agent, the European Collateral Agent, the Canadian Administrative Agent, the Canadian Collateral Agent and the Required Lenders;
          (b) receipt by the Administrative Agent of the Notes Intercreditor Agreement, duly executed and delivered by the trustee in respect of the 2011 Notes and the Loan Parties;
          (c) the Company shall have received at least $200,000,000 (less any applicable upfront fees and original issue discount) in gross cash proceeds from the issuance of the 2011 Notes on terms reasonably satisfactory to the Administrative Agent;
          (d) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date;
          (e) each of the representations and warranties made by any Loan Party in the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
          (f) receipt by the Administrative Agent of a duly executed copy of the eighth amendment to the Master Agreement, among the Company, Liz Claiborne Accessories, Inc., SunTrust Bank, as lessor, the lenders party thereto and SunTrust Equity Funding LLC, as agent, in form and substance reasonably acceptable to the Administrative Agent; and
          (g) receipt by the Administrative Agent of all other fees required to be paid, and all reasonable and documented out-of-pocket expenses for which invoices have been presented.
     20. Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable and documented costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this First Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     21. Consent of Guarantors. Each of the Loan Guarantors hereby consents to this First Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement, any Loan Guaranty, any Collateral Document, the Intercreditor Agreement and any Specified Loan Document, as applicable, and its liability for the Obligations or Secured Obligations, as applicable, pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.
     22. Effect. Except as expressly waived hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect. This First Amendment shall not constitute an amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrowers that would require a waiver or consent of the Lenders or any Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this First Amendment.
     23. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or .pdf transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.
     24. Severability. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     25. Loan Document. This First Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     26. Integration. This First Amendment and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     27. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS LIZ CLAIBORNE, INC.
By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	SVP, Chief Legal Officer, General Counsel & Board Secretary

LIZ CLAIBORNE CANADA, INC.
By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	SVP, Chief Legal Officer, General Counsel & Board Secretary

MEXX EUROPE B.V.
By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	SVP, Chief Legal Officer, General Counsel & Board Secretary

JUICY COUTURE EUROPE LIMITED
By:	/s/ John DeFalco
	Name:	John DeFalco
	Title:	Chief Financial Officer & Chief Operating Officer, Juicy Couture

JPMORGAN CHASE BANK, N.A., as Administrative Agent, US Collateral Agent and Lender
By:	/s/ Scott Troy
	Name:	Scott Troy
	Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent and European Collateral Agent
By:	/s/ Helen Mathie
	Name:	Helen Mathie
	Title:	Assistant Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent
By:	/s/ Agostino A. Marchetti
	Name:	Agostino A. Marchetti
	Title:	SVP

SIGNATURE PAGE TO THE FIRST AMENDMENT

SUNTRUST BANK, as a Lender
By:	/s/ Angela Leake
	Name:	Angela Leake
	Title:	Director

SIGNATURE PAGE TO THE FIRST AMENDMENT

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Christine Hutchinson
	Name:	Christine Hutchinson
	Title:	Director

SIGNATURE PAGE TO THE FIRST AMENDMENT

Wells Fargo Bank, National Association, as a Lender
By:	/s/ Reza Sabahi
	Name:	Reza Sabahi
	Title:	Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT

EXHIBIT A
NOTES INTERCREDITOR AGREEMENT
(See Attached)